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On April 12, 2023, Emerson Electric Co. (“Emerson”) held an investor presentation, a transcript of which is filed herewith as Exhibit 1.

On April 12, 2023, Emerson published three messages on Twitter, which are filed herewith as Exhibit 2.

On April 12, 2023, Emerson published a message on LinkedIn, which is filed herewith as Exhibit 3.

On April 12, 2023, an infographic was published to Emerson’s website, a copy of which is filed herewith as Exhibit 4.

Additional Information and Where to Find It

This communication relates to a proposed business combination transaction between Emerson and National Instruments Corporation (“NATI”) (the “Proposed Transaction”). This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. In connection with the Proposed Transaction, NATI may file one or more proxy statement(s) or other documents with the U.S. Securities and Exchange Commission (“SEC”). This communication is not a substitute for any proxy statement NATI may file with the SEC in connection with the Proposed Transaction.

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Emerson

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Emerson and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction.

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Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target” or other similar words or expressions or negatives of these words, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: (1) that one or more closing conditions to the Proposed Transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Proposed Transaction, may require conditions, limitations or restrictions in connection with such approvals or that any required approval by the stockholders of NATI may not be obtained; (2) the risk that the Proposed Transaction may not be completed in the time frame expected, or at all; (3) unexpected costs, charges or expenses resulting from the Proposed Transaction; (4) uncertainty of the expected financial performance of NATI following completion of the Proposed Transaction; (5) failure to realize the anticipated benefits of the Proposed Transaction, including as a result of delay in completing the Proposed Transaction or integrating the business of NATI with the business of Emerson; (6) the ability of Emerson to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the Proposed Transaction; (10) potential litigation in connection with the Proposed Transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. administration; (13) the ability of Emerson and NATI to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during longterm disruptions such as the COVID-19 pandemic; (14) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; (15) actions by third parties, including government agencies; (16) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (17) the risk that disruptions from the Proposed Transaction will harm Emerson’s and NATI’s business, including current plans and operations; (18) certain restrictions during the pendency of the acquisition that may impact Emerson’s or NATI’s ability to pursue certain business opportunities or strategic transactions; (19) the ability to meet expectations regarding the accounting and tax treatments of the Proposed Transaction; and (20) other risk factors as detailed from time to time in Emerson’s and NATI’s reports filed with the SEC, including Emerson’s and NATI’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any forward-looking statements speak only as of the date of this communication. Emerson undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Exhibit 1

Transcript of Investor Presentation

Emerson

Emerson to Advance Global Automation Leadership Through Acquisition of NI

April 12, 2023, 8:30 AM

CORPORATE PARTICIPANTS

Colleen Mettler – Vice President of Investor Relations

Lal Karsanbhai – President and Chief Executive Officer

Frank Dellaquila – Senior Executive Vice President and CFO

Ram Krishnan – Executive Vice President and COO

CONFERENCE CALL PARTICIPANTS

Andrew Kaplowitz – Citigroup Inc., Research Division – MD and U.S. Industrial Sector Head

Christopher Snyder – UBS Investment Bank, Research Division – Analyst

Stephen Tusa – JPMorgan Chase & Co, Research Division - MD

Deane Dray – RBC Capital Markets, Research Division - MD of Multi-Industry & Electrical Equipment & Analyst

Jeffrey Sprague – Vertical Research Partners, LLC - Founder & Managing Partner

Joseph O'Dea – Wells Fargo Securities, LLC, Research Division - Senior Equity Analyst

Joshua Pokrzywinski – Morgan Stanley, Research Division – Equity Analyst

Julian Mitchell – Barclays Bank PLC, Research Division - Research Analyst

Nigel Coe – Wolfe Research, LLC - MD & Senior Research Analyst

Emerson

April 12, 2023, 8:30 AM

PRESENTATION

Operator

Good morning. I would now like to turn the conference over to our host, Colleen Mettler, Vice President of Investor Relations at Emerson. Please go ahead.

Colleen Mettler

Thank you, and good morning. Thank you for joining us to discuss our agreement to acquire NI, an exciting step in our portfolio transformation. Today, I am joined by President and Chief Executive Officer, Lal Karsanbhai; chief Operating Officer, Ram Krishnan; and Chief Financial Officer, Frank Dellaquila. I encourage everyone to follow along with the slide presentation, which is available on the Investor page of our website. I will now pass the call over to Lal.

Lal Karsanbhai

Thank you, Colleen, and good morning, everyone. We would also like to welcome members of the NI team as well as Emerson employees joining us on the call this morning. NI is a company that we have long admired, and we are confident in the cultural fit of our 2 companies and the opportunities ahead. I'd also like to extend my appreciation to the Emerson Board of Directors for their unanimous support of our transaction as well as to the National Instruments Board. I'd also like to note that we have very close collaboration and worked with Eric Starkloff, the CEO of NI. Thank you.

Turning to Slide 2. We're very excited to be with everyone today to announce our acquisition of NI. As you know, this transaction is the culmination of a very competitive process. NI is a highly profitable, high-growth industrial technology company that has a great position in its markets. It is not surprising that other top companies viewed it as a very attractive target. We were focused from the start on a great execution of this deal. It is exactly aligned with our strategic objectives and our financial objectives as well. But we had to be patient and disciplined to get this done.

Ultimately, we prevailed, staying within the bounds we set on purchase price and also delivering a certain deal for NI shareholders. We spent the last 8 weeks engaged in extensive due diligence and synergy planning. Based on that work, we've identified significant opportunity to create value beyond the strong base plan of the business. Most importantly, this transaction meets all of our previously communicated thresholds.

It is accretive to growth, accretive to margins and meets our financial return criteria. When we began communicating our portfolio vision more than 2 years ago, we discussed 3 key objectives: higher growth, cohesiveness and end market diversification. This transaction furthers all 3 of these elements, adding to our portfolio a high-growth automation asset with exposure to key discrete end markets like semiconductor, electronics, EVs and aerospace and defense.

We will detail the unique capabilities NI’s portfolio provides Emerson in the discrete space, which will become our second largest end market. NI's leading portfolio of test and measurement technology is poised to capitalize on the same secular trends as our core business today. Reshoring, digital transformation, sustainability and electrification trends are driving the test and measurement market forward. And NI's fit in these markets is expected to be accretive to our underlying through-the-cycle growth.

Emerson

April 12, 2023, 8:30 AM

Lastly, the value creation opportunities from this transaction are significant, and Ram will discuss our plans to execute. In addition to being accretive to underlying growth, NI also expands our gross margins and is expected to be accretive to adjusted EPS in year 1. We expect to realize $165 million of synergies by end of year 5, leveraging our experience in similar acquisitions like Valves & Controls and our Emerson Management System, which will yield a return that meets the acquisition criteria we outlined at our November investor conference. We are energized by this unique opportunity and the value it creates for our shareholders.

Turn to Page 3, please. As we mentioned, this is an $8.2 billion transaction, representing $60 per share and approximately 15x fiscal 2023 consensus EBITDA, including synergies. Of note, we already own 2.3 million shares of NI, representing roughly 2% of the company, which we acquired at a weighted average purchase price of $36.84 per share. This results in an effective per share price of $59.61. As we note on Slide 3, this all-cash transaction is not subject to any financing conditions. Emerson intends to use the cash proceeds from the Climate Technologies transaction, which we expect to close in the second quarter of calendar year 2023.

At closing, our net leverage will be less than 2x EBITDA and will reduce over time from strong cash generation. We're planning to achieve $165 million of synergies by end of year 5, which we expect will require $155 million of cost to achieve. NI will be accretive to our financial performance, and we'll go into more detail in the coming slides. We do not anticipate any regulatory risks or delays due to the complementary nature of our 2 portfolios.

As we discussed in January, we already received Hart-Scott-Rodino approval related to our equity investment in NI, and the transaction has been approved by the Boards of Directors of both Emerson and NI. Finally, we expect the transaction to close in the first half of Emerson's fiscal 2024.

Turning to Page 4. Many of you will recognize this chart from our November investor conference. As we discussed then, test and measurement is aligned with our vision for Emerson's automation portfolio. As you think about this portfolio, we have 3 leading cohesive cores: process and hybrid automation, discrete automation and safety and productivity. Test and measurement cohesively fits with automation and our technology stack of intelligent devices, control systems and software and drives value for our customers.

This transaction enables us to enter an attractive adjacency at scale. We also believe this adjacency fits seamlessly with our automation portfolio, providing the automation of test and measurement for discrete customers. Turning to Slide 5. With a total addressable market of $35 billion and a mid-single digits growth rate, we are excited to bring NI's leading electronic test and measurement capabilities to Emerson.

Sustainability and decarbonization macro trends are driving investments in electrification, leading to funding for electrical vehicles and battery technology. Digital transformation is increasing demand for semiconductor and electronics. Nearshoring is also increasing investments in areas like semiconductors and battery manufacturing. These long-term growth drivers all translate into the increased demand for automated test and measurement systems within these markets.

As we look at continuing to diversify Emerson towards discrete industries, test and measurement provides key exposure. Turning to Page 6. NI is a very attractive business, with 2022 sales of $1.7

Emerson

April 12, 2023, 8:30 AM

billion and 68% gross profit with room to expand. NI's gross margins show the strength of their products and the technology differentiation in the marketplace. As seen on this page, NI has approximately 35,000 customers with limited concentration, and we especially like the customer profile.

This mirrors Emerson today and provides ample opportunity to segment these customers for efficient selling. As we mentioned, we like the end market exposure with approximately 80% of sales into discrete markets. This is led by NI semiconductor and electronics exposure and aerospace and defense, each approximately 25% of NI sales. We previously discussed the key secular trends. And together with NI, Emerson can capitalize on these opportunities.

There is significant demand and investment across the semiconductor, transportation and aerospace and defense markets, which NI is well positioned to support with its innovative solutions. This includes its semiconductor test systems, EV and battery test systems and its open and modular platforms. I'll now turn the call over to Ram.

Ram Krishnan

Thank you, Lal. NI clearly has best-in-class technology and software in the test and measurement space. Slide 7, as you can see, shows how NI's technology stack of intelligent devices, control and software within test and measurement complements Emerson's automation stack within core production and manufacturing. We clearly understand this technology stack and have effectively managed businesses within this construct for decades.

We know what it means to deliver best-in-class intelligent devices, control systems and software. And more importantly, we know what it means to deliver best-in-class solutions, integrating all 3 layers of the technology stack. Today, we run these businesses at leading profit margins and execute at a high level, and we expect to do the same with the NI portfolio moving forward.

Importantly, we also understand the R&D and go-to-market needs of product lines across this technology stack, which provides confidence as we assess the opportunities that we have in front of us to drive value creation. Turning to Slide 8. As Emerson looks to expand into discrete end markets, we have focused on acquiring differentiated technology and capabilities in this space.

This was evident in our recent acquisitions of GE Intelligent Platforms, Aventics and Progea, all of which provided factory automation capabilities for production and manufacturing. These acquisitions have contributed to our $1.6 billion revenue business in discrete end markets today, representing 11% of our sales. NI provides further exposure into these same discrete end markets while expanding Emerson into the design and validation phase of the product life cycle, providing critical early access to customers as well as offering incremental capabilities in the automation of production testing.

As we look at continuing to gain relevance with our discrete customers, test and measurement is a unique opportunity to further our relationships and gain additional share of wallet. Post-acquisition, Emerson's discrete sales will expand to approximately $2.9 billion or 18% of our overall sales. NI also provides a unique and industry-leading software capability that helps customers automate test and measurement processes and analyze the results, improving product designs and production yields.

NI's LabVIEW software continues to be the industry's leading product for engineers developing automated research, validation and production test systems. Similarly, NI's PXI control technology

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April 12, 2023, 8:30 AM

provides the modular backbone for customers to enhance testing uptime, speed and overall performance. Turning to Slide 9. This compelling combination contributes meaningfully to a highly attractive $16 billion industrial technology company.

The accretive growth rate of NI is a key element of Emerson achieving our targeted 4% to 7% through the cycle underlying growth rate we highlighted at our investor conference. NI is also accretive to Emerson's gross profit margin, and there are clear and significant opportunities to expand EBITA margins through cost synergies. This continues Emerson's progress towards a higher gross margin pure-play automation portfolio.

As you recall, the Climate Technologies, InSinkErator and Therm-O-Disc businesses that we have or are divesting had mid-30s gross profit margins. With 20% of sales in software, NI also accelerates our push into higher value, higher growth and recurring revenue industrial software segments, increasing Emerson software sales to more than $2.1 billion.

On Slide 10, as we discussed in January, there are 3 main areas of synergies for this transaction: research and development, sales and marketing and corporate G&A. Within R&D, we're focused on 2 key opportunities. The first is to enhance R&D productivity through improved prioritization and execution of projects and utilization of best cost engineering centers for sustaining engineering activities. These actions will allow us to maintain the current product offering cost effectively while investing for the future with innovative new products and technologies.

The second opportunity here is around accelerating innovation. Emerson's legacy of innovation and revamped innovation processes will assist NI in identifying, executing and launching the right products with the right time to market. Our customer-focused approach will help NI become more efficient and effective with resources when it comes to R&D.

Now on the go-to-market strategy, as we mentioned earlier, NI and Emerson share similar customer segmentation profiles. Over the last 10 years, Emerson has effectively segmented our customer base and optimized our go-to-market approach. For large loyal customers, we utilize strategic account selling, site teams and other approaches to maximize value, whereas with small customers, we have shifted towards distribution and digital selling avenues.

This allows Emerson to drive efficiency in the sales channel, dedicating resources to larger customers or those customers with potential for outsized growth, a strategy we plan to deploy at NI. In addition, G&A and corporate present clear opportunities to streamline duplicative functional costs and improve efficiency. Finally, we see improvement opportunities in working capital. By utilizing Emerson's best practices, we expect to improve balance sheet productivity with a focus on inventory and receivables.

In total, we expect approximately $155 million of cumulative cost to achieve the $165 million of run rate synergies. These synergies, along with base plan improvements, will help NI drive to approximately 28% adjusted EBITDA margins from 15% in 2022. Turning to Slide 11. Our differentiated Emerson Management System and this management team's prior experience integrating large acquisitions gives us confidence in the $165 million synergy target.

Our Emerson Management System provides the toolkits, the framework and resources to be successful in our integration of NI. We will leverage our innovation processes to drive efficiency at NI and utilize

Emerson

April 12, 2023, 8:30 AM

our commercial excellence tools around pricing and go-to-market. We will manage the business through our disciplined management process and monthly, quarterly and yearly profit and financial reviews.

This management team has experienced integrating large acquisitions, as you know. For example, with the acquisition of Valves & Controls business from Pentair, we were able to realize over $300 million of year 5 synergies utilizing many of the same principles around operational execution, commercial excellence and innovation. Ultimately, we delivered 790 basis points of improvement in final control adjusted EBITA margins from 2018 to 2022.

The execution by the team with the Valves & Controls integration provides a framework for how we plan to run NI under our operational leadership. With this, I will now turn the call over to Frank.

Frank John Dellaquila

Thank you, Ram, and good morning, everyone. Please join me on Slide 12. At our Investor Day, we discussed the importance of value-creating acquisitions within our capital allocation framework. We also stressed the strategic, financial and integration discipline we would maintain in our M&A decision process. Our announcement today reflects our commitment to the process that we described to you.

NI's leading test and measurement business allows us to enter a strategic adjacency at scale, 1 of the 4 priority verticals we identified. This transaction meets the financial criteria that we established, an accretive growth profile contributing to our through-the-cycle targets, accretive gross margins and a clear synergy road map to accretive adjusted EBITA margins. And very important, execution of our synergy plan contributes to profit and cash flow improvement that will generate a high single-digit cash on cash return and meet our risk-adjusted return requirements.

We will apply our proven integration capability to drive the synergy savings, which we expect will be realized more or less ratably and substantially realized by the end of year 4. Our balance sheet will remain strong and flexible, enabling us to continue our balanced approach to capital allocation, including consistent cash returns to our shareholders.

If you would please turn to Slide 13, we'll wrap up here. In summary, the acquisition of NI will expand Emerson's leading automation business into the attractive test and measurement space and also provides strategic industry diversification. It meets the financial criteria we have communicated as part of our value creation framework for Emerson shareholders. We'll turn our attention now to completing the customary regulatory and closing conditions. We expect to close in the first half of Emerson's fiscal 2024.

We are energized by this transaction and the opportunity that it presents for our shareholders. We'll open it up for Q&A in a second. I would just like to call your attention to the press release, we reiterated our confidence in our guide for the second quarter, where we believe we continue to have a solid outlook and expect to deliver results well within our guide. Thank you for your attention, and now we will open it up to Q&A.

Emerson

April 12, 2023, 8:30 AM

QUESTIONS & ANSWERS

Operator

(Operator Instructions)

Our first question will come from Josh Pokrzywinski with Morgan Stanley. You may now go ahead.

Joshua Pokrzywinski

Hey, good morning, all.

Lal Karsanbhai

Good morning, Josh.

Joshua Pokrzywinski

So, congratulations on getting the deal announced. I'm just wondering if you could walk us a little bit through the timeline of, obviously, on the first quarter conference call, a lot of sensitivity around $60. We find ourselves there today. I would imagine what you guys saw behind the scenes sort of fills in the gap there. Maybe talk a little bit about what specifically you saw? And then how we should think about the $165 million of synergies?

I know Frank said it was ratable. But I think using the Valves & Controls acquisition, as it may be a case study says that maybe there's confidence to the upside. Just what you guys are seeing there that supports that higher level to start on the deal?

Lal Karsanbhai

Yes. Josh, I'll be happy to, and I'll turn it to Ram to comment on the synergy specifically. So look, this transaction as you noted is a culmination of a process that was highly competitive. This is an excellent company, very profitable with a great portfolio of technology and well positioned in markets. And that brought some very interesting players to the table. Secondly, throughout the process, we have stayed very focused alongside our Board of Directors on 2 objectives: the strategy that we laid out on November 29th and the financial objectives that we committed to our shareholders at that time.

Number three, 8 weeks of extensive due diligence led us to like the company more. We learned a lot. We engaged with lots of management over 7-plus engagements during that time. And there was a lot that we liked and we learned. Number four, all the criteria is met, the accretion of growth on margins and the financial returns, as Frank described. And so, look, we -- on a headline basis, yes, $60, but you take into account the shares that we already owned in the business, which is we bought at an average price of slightly under $37.

And the effective price is under the $60 at $59.61, one which meets that guideline that I had laid out about 3 months ago. Ram, on synergies?

Ram Krishnan

Yes. And Josh, we -- obviously, the 8 weeks of work, exposure to the management team and outside and in analysis, obviously, lots of good information in the data room. We feel very, very good. I mean

Emerson

April 12, 2023, 8:30 AM

it's a balanced set of synergies across productivity in R&D, optimizing the go-to-market model and then certainly opportunities on the G&A front. And we have very detailed plans laid out. I can tell you that having done Valves & Controls and gone through that process, we're at a much better starting point with National Instruments.

Many of the initiatives there have momentum. And I think we'll come in and be able to accelerate that process that would define the $165-plus million in synergies. So we feel good, much better than we did 8 weeks ago, and that's really the confidence around why we believe that the price we're paying for this asset is the right number.

Joshua Pokrzywinski

That's great. And if I could ask just one follow-up because you used Valves & Controls as a case study a couple of times. I think that asset was purchased at maybe close to the bottom of a process cycle. This one, depending on where we are, who knows, it seems like headlines change every day, but maybe closer to the top of a discrete cycle, how do you think about the cyclicality of that?

Ram Krishnan

Yes. I think, at the end of the day, our plan is prepared in terms of addressing that. I mean we don't believe -- I think looking at the business and looking at some of the acquisitions they've made and looking at where they are in the cycle, I think we've planned for that. Fundamentally, though, we've really built the synergies around disciplined cost actions, I mean, obviously, we will anticipate some form of a slowdown.

But over time, the fundamentals of these markets will support mid- to high single-digit growth, and we feel very, very good about that. So over the 5 years, we're not concerned about the top-line performance, and we'll stay very, very focused on driving the operational cost actions that define the $165 million. So that's really how we're looking at it.

Lal Karsanbhai

I think that's well said, Ram. I think that the exposure to the secular macro trends is critical here. And NI has done a phenomenal job of aligning their tech around EV, semiconductor exposure. And we see very strong fundamentals there through the cycle based on the nearshoring and elements around digital transformation that we highlighted earlier. Go ahead...

Ram Krishnan

And given some of those end markets, it's also important to understand that as opposed to some of the other players in the space, NI is more exposed to design validation on the R&D side as opposed to the production side. So the production side may cycle a little more as the markets adjust, but we feel pretty confident that the NI mix of business, plus also the fact that they're exposed to a lot of other end markets across the portfolio of businesses and with 35,000 customers, they'll be more resilient through a down discrete cycle than maybe some of the others exposed to large end markets like semis.

Operator

Our next question will come from Nigel Coe with Wolfe Research.

Emerson

April 12, 2023, 8:30 AM

Nigel Coe

Thank you, everyone. I'm sure you've been pretty busy for the last few months or so. Obviously, big deal, big integration. Cultural aspects of the deal are really important, obviously, very hard to quantify in a spreadsheet. So doing your diligence process, Lal, how do you feel comfortable on the cultural fit between Emerson and National Instruments?

Lal Karsanbhai

Nigel, good to hear your voice. Look, we spent a lot of time engaging with the teams over the 8 weeks. The cultural fit is a very important dimension to this transaction. We are both technology companies, we're engineering companies, we thrive on solving customers’ problems. That is at the core of what NI is and at the core of what Emerson is. We have significant presence in Austin, Texas, where we employ nearly 2,000 people in our PSS business. NI, of course, bring significant employment there. That's important as well.

And truly, we believe being part of a larger organization gives NI's employees as we go forward further opportunities within a broader automation space to grow and drive their careers. So I feel really good. I feel really good about the culture. What I've learned about it, what I saw in the engagement, these are very direct people who answer the questions and address problems in a very similar way to the way we're doing it. So that was a big part of the learning, Nigel, for certain. Ram, anything to add?

Ram Krishnan

No, I think well said.

Nigel Coe

Great. And then just of the beat and track a little bit here, you reiterated second quarter guidance, which is good news. Did not reiterate full year. We've had a few questions coming in. Just maybe just clear that up. I don't know whether it's Frank or Lal, but anything to read into there?

Lal Karsanbhai

Yes, there was no implication for now.

Frank Dellaquila

We are also comfortable with the full year guidance that we guided.

Nigel Coe

Okay, that’s good detail. Thanks, guys.

Operator

Our next question will come from Andy Kaplowitz with Citigroup.

Andrew Kaplowitz

Good morning, everyone. So first of all, congratulations on the deal. Lal, if I think about sort of the synergy ramp-up over time, maybe you can talk a little bit more about pacing and sort of what is low-

Emerson

April 12, 2023, 8:30 AM

hanging fruit? I mean, obviously, you talked about R&D, improving productivity. That seems like it would happen over time. SG&A as a percentage of sales is pretty high at NATI. So how quickly could you sort of get into that?

Lal Karsanbhai

Yes. Look, a couple of things I'll say just to set the stage. Number one, this is a very profitable company to begin with. And number two, it has a core of operations that is very important for us to have continuity in as we go forward. When you buy a business like this, you're buying people, you’re buying knowledge, and we're going to be very respectful of what has been built and exists in Austin, Texas and what has been built and exists in Malaysia and in Hungary. We were very impressed with everything we saw there.

Having said that, there are opportunities. We're going to work to optimize the R&D process. We're going to augment what is done, I think, in Austin in a good way with best cost engineering, leveraging the capabilities that we have in places like India and Eastern Europe. We're going to look at the low-hanging fruit, to your point, which is mostly around public company costs that sit in the company today, and we'll look at those.

And then we look at the selling organization. It is a very -- it's an engineered sale. So we -- there are no channel synergies with what we do today. So we have to be respectful of that. But we'll work to optimize based on customer segmentation and where we can best utilize resources. There are facility opportunities as well and a few other things.

But look, we're going to work very diligently here over the next 5 years to deliver the $165 million. What I will tell you as a landmark is I expect somewhere around 40 to 50, let's say, percent of that to be realized within the first 2 years.

Andrew Kaplowitz

Very helpful, Lal. and then maybe on the revenue synergy side, as you dug into NI and looked at it, obviously, it's in your core target market of test and measurement. But how does this sort of expand on your -- you talked about higher percentage of software, but obviously, they've got a very strong software business. So maybe talk about the complementary -- the complementary aspects of both the software business and in discrete automation a little bit more. But what does it do from the revenue synergy side?

Lal Karsanbhai

Right. So no revenue synergies assumed in here, Andy, at all. I'm certain there will be overlap in customers as we get into this. But honestly, where they sit in the value chain and in the -- into the design phase and even in production, there's very little overlap to what we do today. And we have not assumed any in the transaction numbers that we shared with you. Having said that, we do have a discrete business of scale today that sits -- that obviously more than doubles as we go forward here to 18% of Emerson's revenue. And we'll continue to look across the technology stack that Ram described to augment potential opportunities, particularly on the software side as we go forward.

Emerson

April 12, 2023, 8:30 AM

Operator

Our next question will come from Deane Dray with RBC Capital Markets.

Deane Dray

Thank you, good morning everyone and congrats on the announcement.

Lal Karsanbhai

Thanks Deane.

Deane Dray

Maybe first question is about earnings visibility for National Instruments. We're interested in hearing about the exposure to these multiyear secular drivers like semiconductor, A&D and transportation. And how much of the earnings mix would you expect, let's say, on an annualized basis, as being coming from these secular drivers versus what might be a more book and ship type of test and measurement revenue mix?

Ram Krishnan

Well, I mean, I think, obviously, we'll get into those details as we really dive into the dynamics of what drives the business going forward. But today, if you look at their business, the mix is very balanced, right? 26% is exposed in semi and electronics, 25% in the A&D space, 18% in transportation. And then the biggest chunk of their business, which is very, very steady repeat purchases, 31% of their sales is what they define as portfolio.

So I think they've done with 35,000 customers, they're very, very resilient through cycles. Now you are right in terms of where they see the growth to drive mid- to high single-digit growth is unique opportunities in the semicon space, transportation space and, frankly, the A&D space and some unique growth opportunities through M&A as well as organic growth initiatives they are driving.

I think that's going to give them the 1 to 2 points of growth above the market, but they're going to be very resilient to down cycles because of their nature of their customer base, particularly in the portfolio segment.

Deane Dray

That's really helpful. And then just second question. Can you comment on the timing of potential portfolio moves you could be doing ahead? There are still some non-core businesses in the portfolio. You're making an important strategic addition here. Are there just potential divestitures ahead and what might the timing be considered?

Lal Karsanbhai

Yes, Deane, this is Lal. Look, we -- as you know, we've done a lot in 26 months in this company. It's -- if you look at the portfolio where it was in February of 2021 and where it is today, it is an entirely -- almost an entirely different company. We have a company that we believe we can run and create significant value on a go-forward basis. So at this point, beyond doing bolt-on opportunities, which we have in a few in front of us, we don't plan any further divestitures of scale in the near term.

Emerson

April 12, 2023, 8:30 AM

Deane Dray

Great. Congratulations.

Operator

Our next question will come from Julian Mitchell with Barclays.

Julian Mitchell

Hi, good morning, and congratulations. Maybe just -- you get one thing announced and everyone always wants to ask about the next thing, of course. So if I look at Slide 3 and you referenced the net leverage of sub-2x expected at close. So just trying to understand sort of capital deployment pre-close and post-close. How you're thinking about that? I'm assuming between now and the close, excess cash is really just going on the dividend. Post-close, how active or hungry would you be on further M&A as you look to build out those 4 adjacencies that you laid out 6 months ago?

Lal Karsanbhai

No, Julian, this is Lal. I'll let Frank comment as well. So first of all, we're very committed to the entire capital deployment journey that we laid out on November 29th. That's a dividend, that share repurchase, and that's M&A when and if it makes sense strategically and financially. Obviously, that's not going to change as we get through this year and going to 2024. And it's an important part of returning and creating value for our shareholders, all of the 3 dimensions together.

There may -- like I said earlier in the call, there are always going to be bolt-on opportunities in our business, and we're always going to continue to look for opportunities to expand our markets and our tech in differentiating ways. Of scale, however, we've done a lot, Julian. We need to now run these businesses. We need to integrate the businesses, and we need to deliver the value that we've committed to our shareholders on the return parameters that we talked about. That's what we're going to be focused on as an organization, and we're actually very excited about that.

Julian Mitchell

That's helpful. And then my second question. One would be sort of looking at Slide 9, you've got that just under 50% pro forma gross margin. So what should we think about as the kind of operating leverage entitlement of Emerson medium term, given how much the portfolio has been mixed higher in the last couple of years? And just to kind of bookkeeping one. Maybe I missed it, but how will NI be sort of integrated and reported across Emerson's segments?

Frank Dellaquila

So Julian, this is Frank. To your first question, I think we should still think in terms of mid-30s, 35% leverage. As we think about the integration plans here and then going forward, we can refine that. But for now, I think that's still a good assumption with an eye in the fold when we ultimately close. And the reporting you're referring to the financial segment reporting, that's something we'll decide in the period now between signing and closing. We haven't exactly determined how we're going to handle that yet.

Emerson

April 12, 2023, 8:30 AM

Operator

Our next question will come from Chris Snyder with UBS.

Christopher Snyder

So the presentation says the price pegs valuation at about 15x consensus '23 EBITDA, which includes the $165 million of cost synergies. So I guess my question is kind of based on your due diligence, do you think consensus 2023 EBITDA for NI is realistic? Just kind of looking at FactSet has it up 25% year-on-year?

Ram Krishnan

Yes. I mean I think -- listen, I think we feel pretty comfortable that they will trend towards that. I think a big part of that is the recovery of the $66 million of PPV that they encountered, that's unwinding as we speak. So getting the GPs back into the mid-70s type range is really what that's based on. They do have some of their cost actions coming through as well around their selling channel and pricing continues to be relatively strong. So yes, we feel pretty good about that, and then we'll tack on our synergies on top of it as we execute – as we go into the year.

Christopher Snyder

Thank you, I appreciate that. And then I appreciate the buckets of the cost synergies between research, development, sales and marketing and then just corporate general. Could you provide any more color on how the $165 million cost synergies kind of bucket out across those 3?

Ram Krishnan

Yes, we are still working through finalizing those details. We have them, and we'll communicate them in due time.

Operator

Our next question will come from Jeff Sprague with Vertical Research.

Jeffrey Sprague

Thank you, good morning, everyone. First, just back to kind of the integration plan here, I just -- this looks very different to Pentair to me. And obviously, that's an internal example. And so in a success story, and I understand why you're pointing to it, right? But that was clearly a more synergistic combination, a company with a suboptimized footprint for tax benefits. And you know more than me, the work that needed to be done on the footprint there. This does look and feel much different in terms of getting after the synergies.

So I wonder if you could just kind of maybe give us a little more clarity on what's different relative to Pentair and what you need to maybe proceed more cautiously on and maybe some of the maybe larger challenges that you're keeping an eye on as you move forward?

Lal Karsanbhai

I'll say a few words on that and I'll let Ram add color as well. You're right. Your observation is keen. The Pentair was a heavy lift on manufacturing and supply chain, on product line rationalization. A lot of that was executed incredibly well and rapidly by the management team, inclusive, of course, of Ram and

Emerson

April 12, 2023, 8:30 AM

Vincent Servello and others. This is different. This is a company that generates today 68% GP, and at one time more, 7 to 8 points higher. So there are certain opportunities, but we have to be, to your point, cautious.

It's an engineering company and tech and how that advances is critically important. Bringing best cost opportunities that are additive and incremental and structure in the management processes to deliver commercially viable tech in a timely fashion is very important here. We've built a lot of that in. And of course, beyond that, it's the channel. It's really an examination of the 35,000 customers.

Continuation of some of the work that the team has started already in the transition of channel, some of that's underway under Eric's leadership. And we'll continue to look at that. We'll bring some of our learned lessons, which have been very significant over the last 8 years that we've been undergoing our channel transformation. And I think that will drive significant value as well. Ram?

Ram Krishnan

Yes, I think you said it well. I think -- to put it simply, I think the levers that we will have to pull will be different, and you are absolutely correct. In terms of Valves & Controls, we had a core business that we could leverage from. In this case, we wouldn't. But I think the cadence around how we have evaluated the opportunities and put it into the right buckets and more importantly, the deployment of the Emerson Management System to go after the opportunities in a disciplined fashion, that doesn't change.

I think that's going to be very similar to how we approach Valves & Controls and whether the levers around the use of our best cost centers for engineering productivity or the tools that we have around commercial excellence to optimize the go-to-market. And then what's different from Valves & Controls is some of the costs associated, G&A costs associated with being a public company, I mean, some of those will be different.

Frankly, consolidation around sales offices and facilities, et cetera, very similar to Valves & Controls. And so I think there's going to be some similarities, but a few differences, but the deployment of how we go about it, utilizing our management system remains the same.

Jeffrey Sprague

Great. And then could we just address growth also. I guess the question would be relative to what you divested, no doubt, right, this is a higher-margin business with better growth. But I think the 10-year top-line CAGR is 4% or so, and there's a little bit of M&A in there, I think.

So just kind of wonder the actual confidence on mid- to high single digit going forward. What needs to happen to drive that? And is that an organic expectation of what the business can do?

Ram Krishnan

Yes. We obviously -- I think the one thing is if you go back historically, NI has grown at the lower end of the cycle, but the most important thing, it’s been very resilient. It hasn't had – because of the fragmentation of the customer base, the larger portfolio of business. So we like the fact that we're protected from the downside risk in terms of down cycle. Now what's different about NI going forward is

Emerson

April 12, 2023, 8:30 AM

they've made some very important bets in markets that have secular tailwinds, particularly EVs, semiconductor test solutions around 5G, WiFi, ultra-wide band, selective opportunities in the A&D cognitive systems and A&D.

And we actually like those, and those are a combination of organic initiatives that they are driving through new product development, coupled with strategic acquisitions they've made. And also, they're building out their software business beyond LabVIEW into test execution software and data analytics software, which is unique and different in this market. So we feel that the bets they have made are good bets and obviously, we want to come in and accelerate the execution of those bets.

But the combination of their portfolio business, which provides resilience, plus the upside driven by these growth opportunities, we feel very, very good driving this business in the top end of the 4 to 7 band that we want for all of Emerson. So this platform, we believe, will be at the top end of the 4 to 7.

Jeffrey Sprague

Great, thanks for the perspective. Appreciate it.

Operator

Our next question will come from Steve Tusa with JPMorgan.

Stephen Tusa

Congrats on the deal.

Lal Karsanbhai

Thanks.

Stephen Tusa

Can you just help level set us a bit further on the baseline EBITA margin assumption. I mean you gave us the 28. What level do you expect that to be coming in at in FY -- in that first year, or maybe just what you expect it to be this year? I mean you mentioned the EBITDA implied, and I'm having a little bit of trouble getting to that number relative to what I see on consensus here. So maybe just what's kind of like the baseline EBITA number that you're using versus the 28 target?

Ram Krishnan

So, 2022, 15%, approximately 20% into '23 and 28% by '27.

Stephen Tusa

Okay. Got it. And then, I guess, management had put out a target that said that they could get to 25%. I'm not sure if that was an EBITA number or an EBITDA number. I mean, is that a comparable kind of margin? And I guess I'm just wondering like can you maybe break out -- are these synergies over and above what they have -- what they've been talking about in their plan? Or is this your synergies utilize some of what they're talking about?

Emerson

April 12, 2023, 8:30 AM

Ram Krishnan

I think our synergies are over and above what they have in the plan. Obviously, we'll need to get into the details of exactly what assumptions they've made in their plan. But I think what is key, though, is that I think the 25% number that you referenced is it's the addition of the stock comp.

Stephen Tusa

Got it. Okay. So that's not really a similar number, you're going to account for that differently?

Ram Krishnan

Correct.

Stephen Tusa

Okay. Great. And then sorry, just one more for you here. What is the nature of the software sales here, the 20% of software sales? Are there any value-added services in there at all? Is that pure software? Where are they in the -- is there any kind of like SaaS journey going on here? Maybe just give us a little bit of color on the software sales.

Ram Krishnan

Yes. So the 20%, approximately $300 million is pure software. They have another $125 million to $135 million services business, primarily repair and calibration services that is outside of the software number. So the $300 million is pure software, approximately 20%. And they do have the journey for – the subscription journey that's underway across the different software offerings within their portfolio.

I think it's one of the most comprehensive software offerings in the test and management space. I mean obviously, the biggest piece is the LabVIEW platform, which is a graphical programming environment, but they are building out a very nice capability in test execution software as well as data analytics software through M&A that they have done. So yes, it's $300 million pure software revenue.

Stephen Tusa

Got it. And then one more for Frank, sorry. What is your risk-adjusted cost of capital, I think you guys mentioned it in the slides, what is that number?

Frank Dellaquila

In the past, we've said that we're at high single digits, and we've got a return here and that will clear our risk-adjusted cost of capital.

Stephen Tusa

Great. Thanks a lot for the detail, appreciate it.

Operator

Our last question will come from Joe O'Dea with Wells Fargo.

Joseph O'Dea

Hi, good morning. I just wanted to touch on the 4 adjacencies that you've identified. I think you were pretty clear about needing a foundation in test and measurement. As you think about these adjacencies

Emerson

April 12, 2023, 8:30 AM

moving forward, how much of the growth opportunity do you think is organic investment? Are there any areas that you see where inorganic would still be pretty important to the story?

Lal Karsanbhai

Joe, Lal here. No, look, I think we have now established a scalable presence in test and measurement, which obviously leads into our discrete presence in a very relevant way. We have a very strong industrial software business with AspenTech. As we look at the portfolio today and the mix of the portfolio, we feel really good about it. There's a tremendous amount of organic growth opportunity here, as Ram well described during the call in that 4% to 7% range.

And we have to execute. We have to execute to deliver the synergies that we've committed to and to ensure that the value that's there to be had through the cycle is captured with the technology that we can bring to market and engage with our customers. So very excited about that part. Having said that, we continue to be active in the marketplace. We look at bolt-ons on a monthly basis, if not more frequently.

So you may see a few things there. And those are really used to augment tech and to expand market and channel and geography. So we feel really good about what we've done here and where the portfolio sits and the mix of business as it's more balanced, de-risked significant exposures we've had in the past, and now with discrete at 18% of revenue really becomes a relevant part of how the company operates and reacts in different cycles.

Joseph O'Dea

And then I also wanted to touch on the due diligence process. I mean there have been many months that you had been looking at NATI already. And so just over the 8 weeks, when you talked about the extensive due diligence, I mean, what were the sort of incremental biggest learnings that you had over the course of those efforts?

Lal Karsanbhai

Yes. Well, the most important learning I had is that this is a business with a tremendous amount of quality people. And for me, that was the most important element that I needed to verify. This is -- there's deep knowledge, there's professionalism and there's willingness to win and work with customers. And that element was very attractive. Operations are well run. We're impressed with the plants in Hungary and Malaysia, beautiful plants, clean, well run, great logistical models to serve customers globally. And we're looking forward to engaging with this great group of people as we go between now and closing.

Operator

This concludes our question-and-answer session as well as the conference. Thank you for attending today's presentation. You may now disconnect.

Emerson

April 12, 2023, 8:30 AM

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Emerson

April 12, 2023, 8:30 AM

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Emerson

April 12, 2023, 8:30 AM

required governmental and regulatory approvals of the Proposed Transaction that could cause the parties to terminate the merger agreement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the Proposed Transaction; the possibility that NI’s stockholders may not approve the Proposed Transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Proposed Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of NI’s common stock; the risk of any unexpected costs or expenses resulting from the Proposed Transaction; the risk of any litigation relating to the Proposed Transaction; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of NI to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending Proposed Transaction could distract management of NI.  NI directs readers to its Form 10-K for the year ended December 31, 2022 its subsequent Form 10-Qs, and the other documents it files with the SEC for other risks associated with NI’s future performance.  These documents contain and identify important factors that could cause NI’s actual results to differ materially from those contained in NI’s forward-looking statements.  All information in this press release is as of the date above.  NI undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in NI’s expectations.

Emerson

April 12, 2023, 8:30 AM

Exhibit 2

Twitter Posts by Emerson regarding the Proposed Transaction

Exhibit 3

LinkedIn Post by Emerson regarding the Proposed Transaction

Exhibit 4

EMERSON

- Key step in portfolio evolution, advancing Emerson's position as a **global automation leader** and diversifying technology into test & measurement automation

- **Accelerates Emerson's revenue growth** through the cycle with NI's portfolio of intelligent devices, control and software aligned to **capture secular growth trends** in diversified discrete end markets

- **Creates substantial value for Emerson shareholders:**
  - Significant **cost synergies of $165M** identified with detailed execution plans
  - Accelerates underlying revenue growth, expands gross margins and **accretive to year one adjusted EPS**

Valuation

- $60 per share all-cash transaction; Emerson's effective price is $59.61, including the ~2.3 million shares Emerson already owns, acquired at $36.84
- $8.2B equity value

Financing

- Not subject to any financing conditions
- Plan to use ~$8B of post-tax proceeds from majority sale of Climate Technologies to Blackstone (expected to close in 2Q of calendar 2023)
- Net leverage of <2x expected at closing

Clear Pathway to Completion

- Subject to the completion of customary closing conditions, including regulatory approvals and approval by NI shareholders
- Transaction expected to close in the first half of Emerson's fiscal 2024

Leading Automation Platform

Expands Emerson's portfolio to include automation of test & measurement processes

Diversified End Market Exposure

Exposure to discrete markets: semiconductor & electronics, aerospace & defense, and transportation & electric vehicles

EMERSON + NI

Attractive Financial Profile

68% gross margins with clear opportunities to streamline R&D and G&A costs through Emerson's operational excellence

Complementary Technology Capabilities

NI's technology stack is highly regarded across intelligent devices, controls and software

Test & Measurement Is An Attractive Automation Adjacency Complementary To Emerson's Leading Portfolio

Design & Validation
Production & Manufacturing
Software
Control
Intelligent Devices
Expansion Opportunity
EMERSON
ni
Expansion Opportunity

A highly attractive diversified adjacency

Profitable, high growth adjacency serving diversified discrete automation markets

Strong, Complementary Fit

Fits technology stack, creates more value for customers, drives synergies and value creation

Semiconductor & Electronics | Transportation | Battery Manufacturing | Aerospace & Defense

Transaction Accelerates Underlying Growth Rate of Emerson, Enhances Software Mix and Diversifies End-Market Exposure

	EMERSON[1]		NI[2]		EMERSON (Pro-forma)
Sales	$14.2B	+	$1.7B	=	~$16B
Through-the-Cycle Underlying Growth Targets	MSD	+	MSD-HSD	=	4-7%
Gross Profit Margin	46%	+	68%	=	~49%
Software % of Sales	13%	+	~20%	=	~14%

End-Market

EMERSON
Other 21%
Hybrid 9%
General Industries 11%
Discrete 11%
22% Energy
15% Chemical
11% Power & Renewables
+
ni
20% General Industries
80% Discrete
=
Other 19%
Hybrid 8%
Power & Renewables 10%
General Industries 12%
20% Energy
18% Discrete
13% Chemical

1 Represents pro-forma 2022 Emerson including full-year heritage AspenTech, and excluding Micromine and any announced or completed divestitures; 2 Represents NI fiscal year 2022

"NI's business is well-aligned with our vision for automation and we look forward to working together to bring more comprehensive and innovative solutions to our customers, accelerate growth and position Emerson to create significant shareholder value."

Lal Karsanbhai
President and Chief Executive Officer of Emerson

EMERSON